UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

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Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Dear Stockholders:

The 2021 Annual Meeting of the stockholders of Boxlight Corporation, a Nevada corporation (the “Company”), which was originally scheduled to take place on June 11, 2021 at 11 am (EST), has been postponed to June 25, 2021 at 11:00 am (EST), at the offices of the Company, located at 1045 Progress Circle, Lawrenceville, Georgia 30043 (the “Annual Meeting”), in order to allow the Company adequate time to achieve quorum. The information in this letter is intended to supplement certain information included in the definitive proxy statement relating to the Annual Meeting, which was filed with the Securities and Exchange Commission on April 27, 2021 (the “Proxy Statement”).

Our Bylaws provide that the holders of a majority of the shares of capital stock entitled to vote, represented in person or by proxy, constitute a quorum at all meetings of our stockholders for the transaction of business. Presently, a majority of our stockholders hold their shares in “street name.” These stockholders are beneficial owners of shares registered in the name of a broker, bank or other nominee. If you are a beneficial owner of shares held in street name and you do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote your shares in its discretion on “discretionary” or “routine” matters. Proposal 2 in the Proxy Statement (the ratification of the selection of our accounting firm) is considered a discretionary matter. Thus, if a nominee elects to exercise its discretionary voting rights, the shares voted by the nominee will be considered present at the meeting and included in the number of shares required to reach a quorum for the meeting.

Recently, however, many of the nominees that hold a significant number of shares of our common stock for the benefit of our stockholders have adopted a policy of not exercising their voting rights on discretionary matters. Therefore, unless our stockholders who beneficially own shares in street name provide these nominees with specific voting instructions to vote their shares, the shares of common stock registered in the name of such nominees will not be counted toward quorum. If we are unable to reach a quorum at our Annual Meeting, we will not be able to hold a valid stockholders meeting and our stockholders will not be able to vote on the matters submitted to them until a quorum is present.

Additional Information

This letter should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making a voting decision. To the extent that information in this letter differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. For instructions on how to vote your shares, please refer to the Proxy Statement or, if your shares are held in street name, the instructions provided by your bank, broker or nominee.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Michael Pope

Michael Pope

Chairman & CEO

Dated: June 11, 2021